UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________
FORM 8-K
________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 9, 2026
________________________________________
Vir Biotechnology, Inc.
(Exact name of Registrant as Specified in Its Charter)
________________________________________

Delaware	001-39083	81-2730369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Owens Street, Suite 900
San Francisco, California		94158
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (415) 906-4324
(Former Name or Former Address, if Changed Since Last Report)
________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	VIR	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.
On October 9, 2026, Vir Biotechnology, Inc. (Vir Bio) and Gilead Sciences, Inc. (Gilead) entered into a Collaboration and License Agreement (the Agreement), pursuant to which Vir Bio and Gilead will enter into a global strategic collaboration to discover and engineer three novel PRO-XTEN® dual-masked T-cell engager (TCE) development candidates targeting selected solid tumor-associated antigens.
Concurrently with the execution of the Agreement, Vir Bio and Gilead also entered into a Stock Purchase Agreement (the SPA), pursuant to which Gilead has agreed to purchase 1,765,486 shares of Vir Bio’s common stock at $14.16 per share for an aggregate purchase price of approximately $25 million, subject to customary closing conditions. The SPA includes standstill, voting and lockup provisions, with customary exceptions, that expire one year after the date of the anticipated closing of the SPA. One year after the anticipated closing of the SPA, Gilead will have, under certain circumstances, a customary right to require Vir Bio to register the resale of the shares purchased pursuant to the SPA. Vir Bio agreed to issue and sell the shares of Common Stock to Gilead pursuant to the SPA in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. Vir Bio relied on this exemption from registration based in part on Gilead’s representation that it is an accredited investor.
PRO-XTEN® is a trademark of Amunix Pharmaceuticals, Inc., a Sanofi company.
Item 8.01 Other Events.
On October 14, 2026, Vir Bio issued a press release announcing the entry into the Agreement and the SPA. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
Forward-Looking Statements
This Current Report on Form 8-K (this Form 8-K) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “should,” “could,” “may,” “might,” “will,” “plan,” “potential,” “aim,” “expect,” “anticipate,” “promising” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements contained in this Form 8-K include, but are not limited to, statements regarding: the parties’ ability discover and engineer three novel PRO-XTEN® dual-masked TCE development candidates targeting selected solid tumor-associated antigens; Vir Bio’s immediate and potential future financial and other obligations under the Agreement and SPA with Gilead; Vir Bio’s ability to realize the anticipated benefits from the Agreement; Vir Bio’s strategy and plans; and any assumptions underlying any of the foregoing. Many factors may cause differences between current expectations and actual results, including, without limitation: unexpected data or results observed during preclinical or future clinical studies or in data readouts; risks of unexpected costs, delays or other unexpected hurdles; difficulties in collaborating with other companies, some of whom may be competitors of Vir Bio or otherwise have divergent interests, and uncertainty as to whether the benefits of Vir Bio’s various collaborations can ultimately be achieved; challenges in accessing manufacturing capacity; the timing and outcome of Vir Bio’s or a collaborator’s planned interactions with regulatory authorities, as well as general difficulties in obtaining any necessary regulatory approvals; successful development and/or commercialization of alternative product candidates by Vir Bio’s competitors, as well as changes in expected or existing competition; geopolitical changes or other external factors; and unexpected litigation or other disputes. In light of these risks and uncertainties, the events or circumstances referred to in the forward-looking statements may not occur. Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Results in early-stage clinical studies may not be indicative of full results or results from later-stage or larger-scale clinical studies and do not ensure regulatory approval. The actual results may vary from the anticipated results, and the variations may be material. You are cautioned not to place undue reliance on any scientific data presented or these forward-looking statements, which are based on Vir Bio’s available information, expectations and assumptions as of the date of this Form 8-K. Other factors that may cause Vir Bio’s actual results to differ from those expressed or implied in the forward-looking statements in this Form 8-K are discussed in Vir Bio’s filings with the U.S. Securities and Exchange Commission, including the section titled “Risk Factors” contained therein. Except as required by law, Vir Bio assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release of the Company, dated October 14, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIR BIOTECHNOLOGY, INC.

Date:	October 14, 2026	By:	/s/ Marianne De Backer
Marianne De Backer, M.Sc., Ph.D., MBA President and Chief Executive Officer